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                                                                    Exhibit 23.1

                             (DELOITTE LETTERHEAD)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form F-1 of our reports dated September 25, 2007 relating to the consolidated financial statements and related financial statement schedule of Focus Media Holding Limited and management's report on the effectiveness of internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE TOUCHE TOHMATSU CPA LTD.

DELOITTE TOUCHE TOHMATSU CPA LTD.

Shanghai, China

November 1, 2007



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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated October 24, 2007 relating to the consolidated financial statements of Allyes Information Technology Company Limited, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE TOUCHE TOHMATSU CPA LTD.

DELOITTE TOUCHE TOHMATSU CPA LTD.

Shanghai, China

November 1, 2007



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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated May 8, 2006 relating to the consolidated financial statements of Infoachieve Limited, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE TOUCHE TOHMATSU CPA LTD.

Deloitte Touche Tohmatsu CPA Ltd.

Beijing, the Peoples' Republic of China

November 1, 2007